Exhibit 10.1

Exhibit C

ALVAEDU, INC. MUTUAL FULL RELEASE

This Release, dated March 11, 2015, is being executed and delivered in accordance with the agreement entered into between CIT University City Institute of Technology A Christian Institution, Inc. and AIvaEDU, Inc. (the "Agreement") dated February 14, 2014, ALVAEDU, INC. (the "Company"); and CIT UNIVERSITY CITY INSTITUTE OF TECHNOLOGY A CHRISTIAN INSTITUTION, INC. (the "Client");

The undersigned acknowledges that the execution and delivery of this full Release of any and all interests in the Client's completed Masters Degree Program in Sports Management. The Company hereby agrees as follows:

1.	The Company waives any and all claims or interest of any kind in the Client's completed Masters Degree Program in Sports Management, completed by the Company.

2.	The undersigned, on behalf of the Company hereby releases and forever discharges the Client, the Company, and each of their respective individual, joint and mutual, past, present and future representatives, affiliates, members, managers, shareholders, board of directors, consultants, officers, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, Orders, obligations, contracts, agreements, debts, percentage profit sharing percentage interests in the Client's Masters Degree Program in Sports Management and all liabilities of any kind whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the undersigned or any of his or her Affiliates now has, has ever had or may hereafter have against a Releasee or the Releasees, or any combination of them, including, but not limited to, any rights to indemnification, payment or reimbursement from the Company, whether pursuant to its organizational documents, contracts or otherwise.

3.	The undersigned hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter to be released hereby.

4.	The undersigned, on behalf of the Client hereby releases and forever discharges the the Company and each of their respective individual, joint and mutual, past, present and future representatives, affiliates, members, managers, shareholders, board of directors, officers, controlling persons, Subsidiaries, successors and assigns from any and all claims, demands, proceedings, causes of action, Orders, obligations, contracts, agreements, debts, percentage profit sharing percentage interests in the Client's Masters Degree Program in Sports Management and all liabilities of any kind whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the undersigned or any of his or her Affiliates now has, has ever had or• may hereafter have against Company, or any combination of them, including, but not limited to, any rights to indemnification, payment or reimbursement from the Company, whether pursuant to its organizational documents, contracts or otherwise,

5.	If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.	AlvaEDU, has delivered any and all files associated with the CIT University fully completed coursework for the completed Masters Degree Program in Sports Management.

7.	This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the law of the State of Florida without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

Notwithstanding anything to the contrary herein, this Release shall be binding on each of the undersigned's heirs, successors, executors, personal representative and/or assigns.

Authorized Representative
Tim Loudermilk
AlvaEDU, Inc.

Authorized Representative
Thomas Anthony Guerriero
CIT University City Institute of Technology
A Christian Institution, Inc.

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